Exhibit 99.3

     PLEDGE AGREEMENT, dated as of August 3, 2004, by and between the persons set forth on the signature page hereof jointly and severally (the "Pledgor"), COREY MORRISON (the "Pledgee") and PAUL G. GOSS, ESQ., as representative of the Pledgor (the "Pledge Agent").

                              W I T N E S S E T H:

     WHEREAS, as of even date herewith NextPhase Technologies, Inc., a California corporation (the "Buyer") and Pledgee have entered into that certain Agreement (the "Agreement") pursuant to which, among other things, the Buyer has agreed to purchase 120,625 shares of common stock ($.001 par value per share) in Edison Renewables, Inc., a Nevada corporation (the "Company") and deliver to the Pledgee a promissory note in connection with the payment thereof (the "Promissory Note").

     WHEREAS, the Pledgee desires, and the Pledgor is willing, to secure performance by Pledgor of its obligations under the Promissory Note;

     WHEREAS, the Pledge Agent has agreed to act as pledge agent pursuant to the terms and conditions hereinafter set forth;

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Pledgor hereby grants a security interest in, pledges and assigns to, the Pledgee, as security for the performance by the Pledgor of its obligations set forth in the Promissory Note, all of Pledgor's rights, title and interest in and to the shares of common stock ($.001 per value per share) of the Company which each Pledgor owns, each in the number of shares set forth on the signature page hereof next to each Pledgor's respective name which the Pledgors are aquiring pursuant to a Stock Exchange Agreement of even date between the Company and the stockholders of NextPhase Technologies, Inc. (the "Pledged Shares"). Each Pledgor's duties and obligations hereunder are joint and several. The Pledgor shall, as soon as the transfer agent of the Company issues a stock certificate representing the Pledged Shares in the Pledgor's name deliver to the Pledge Agent, who the parties agree is acting as the representative of the Pledgor and not as an independent third party, and the Pledge Agent hereby agrees to accept receipt of, certificates evidencing the Pledged Shares accompanied by appropriate stock powers endorsed by Pledgor (collectively, the "Instruments"). The certificates representing the Pledged Shares are sometimes hereinafter referred to as the "Pledged Certificates." Notwithstanding any delivery of the Instruments to the Pledge Agent after the date hereof the Pledged Shares shall be deemed pledged to secure the Promissory Note as of the date hereof.

     2. The Pledge Agent shall hold the Pledged Certificates as security for the performance by the Pledgor of its payment obligations set forth in the Promissory Note.

     3. In the event that the Pledgor is in default of any payment obligation under the Promissory Note and such default is not cured within applicable grace and cure periods, the Pledgee may give to each of the Pledge Agent and the Pledgor a written notice (the "Pledgee Release Notice") demanding release of the Instruments from escrow.

     4. Upon satisfaction of all payment obligations under the Promissory Note, the Pledgor may give to each of the Pledge Agent and the Pledgee a written notice demanding release of the Instruments from escrow.

     5. Ten (10) days following receipt by the Pledge Agent of any written notice of release from escrow, the Pledge Agent shall release the Instruments held by it to the person giving such written notice, unless the Pledge Agent shall have received a written notice of dispute: (i) from the Pledgor, if the written notice of release was issued by the Pledgee; or (ii) from the Pledgee, if the written notice of release was issued by the Pledgor.

     6. If a written notice of dispute is received by the Pledge Agent pursuant to Section 5 above, then the Pledge Agent shall not be required to release the Instruments until the entry of a final non-appealable order by a court of competent jurisdiction determining all of the outstanding issues concerning ownership of the Instruments or until the receipt of a joint notice by the Pledgor and the Pledgee or their respective successors.

     7. During the period in which the Instruments  are held in escrow,  so long
(a) as the Pledgor is not in uncured default which default remains uncured beyond the applicable grace period of any of the payment terms of the Promissory Note and (b) the Pledgee has not delivered a Pledgee Release Notice to the Pledge Agent, the Pledged Shares shall have all of the incidents of treasury stock of the Pledgor.

     8. The Pledge Agent shall not be responsible for the genuineness of any certificate or signature and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check or other instrument believed by it in good faith to be genuine or to be signed or presented by the other person, or duly authorized or properly made. The Pledge Agent shall have no responsibility except for the performance of its express duties hereunder and no additional duties shall be inferred herefrom or implied hereby. No amendment or modification of this Agreement or waiver of its terms shall affect the right and duties of the Pledge Agent upon acceptance of the Instruments unless the Pledge Agent's written consent therefor shall first have been obtained. The Pledge Agent shall not be responsible or liable for any act or omission on its part in the performance of its duties as Pledge Agent under this Agreement, except as such act or omission constitutes bad faith, gross negligence or fraud.

     9. The Pledge Agent shall not be required to institute or defend any action involving any matters referred to herein or which affects the Pledge Agent or its duties or liabilities hereunder unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character satisfactory to the Pledge Agent, against any and all claims, liabilities, and expenses in relation thereto (including any fees). In the event of any dispute among the parties hereto with respect to the Pledge Agent or its duties: (i) the Pledge Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel; or (ii) the Pledge Agent may refrain from acting until required to do so by a final non-appealable order of a court of competent jurisdiction. Notwithstanding the foregoing, the Pledge Agent may at any time be relieved of its duties and obligations hereunder by depositing the Instruments with a court of competent jurisdiction willing to accept the same or upon thirty (30) days written notice of resignation given to the Pledgor and Pledgee. In the event that the Pledge Agent resigns as pledge agent hereunder, then the Pledgor and the Pledgee shall obtain a mutually satisfactory substitute.

     10. In the event of any change in the Pledged Shares during the term of this Agreement, by reason of any stock dividend, stock split-up, reverse split, recapitalization, combination, reclassification, exchange of shares or the like, all new, substituted, or additional stock, or other securities, issued by reason of any such change shall be delivered to and held by the Pledge Agent under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

     11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     12. This Agreement contains the entire agreement and understanding between the parties in respect of the subject matter hereof, and cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of any modification, change, discharge or termination is sought.

     13. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other condition.

     14. This Agreement will be construed and governed in accordance with the laws of the State of Colorado, excluding choice of law rules thereof.

     15. All notices or other communication required or permitted hereunder shall be sufficiently given if delivered by hand, or sent by certified mail, return receipt requested, postage prepaid, facsimile transmission or overnight mail or courier, addressed as follows:

         If to the Pledgor, at their respective addresses set forth on the signature page hereof

         If to the Pledgee, at:

         Corey Morrison

         1940 Deer Park Avenue
         Suite 390
         Deer Park, New York 11729
         Telecopier Number:  (516) 977-3425

         If to the Pledge Agent:

         Paul G. Goss, Esq.
         1775 Sherman Street, Suite 2550
         Denver, Colorado 80203
         Telecopier Number: (720) 981-2955

     16. In the event of any litigation or arbitration between the parties, the prevailing party shall be entitled to its reasonable attorneys' fees and costs associated with such action.



                  {Remainder of page intentionally left blank.}

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    PLEDGOR:

                                    Viper Networks, Inc.

                                    By:/s/ Stephen Young
                                       ----------------------------------------
                                    Name: Stephen Young
                                          ----------------------------------
                                    Title:Chairman
                                          ----------------------------------

                                    Telecopier Number: (888) 375-7270

                                    7960 Silverton Avenue, #210
                                    San Diego, California  92126
                                    ----------------------------
                                    (Address)

                                    4 MILLION
                                    ----------------------------
                                    Number of Pledged Shares


                                    /s/ Stephen Young
                                    ----------------------------
                                    (Signature)

                                    Stephen D.Young
                                    ----------------------------
                                    (Name)

                                    3237 Canonita Drive
                                    Fallbrook, California  92028
                                    (Address)

                                    Telecopier No. (760) 723-8010

                                    2 MILLION
                                    -----------------------------
                                    Number of Pledged Shares



                       [Signatures continued on next page]

                                   /s/ James Wray
                                   ------------------------------
                                   (Signature)

                                   James Wray
                                   ------------------------------
                                   (Name)

                                   32459 Via Destello
                                   Temecula, CA 92592
                                   ------------------------------
                                   (Address)

                                   Telecopier No. (951) 303-3105

                                   2 million
                                   -------------------------------
                                   Number of Pledged Shares


                                   /s/ Sean Rawlins
                                   -------------------------------
                                   (Signature)

                                   Sean Rawlins
                                   -------------------------------
                                   (Name)

                                   23411 Laguna Hills Dr. #K157
                                   Aliso Viejo CA 92656
                                   -------------------------------
                                   (Address)

                                   Telecopier No. (702) 975-4417

                                   2 MILLION
                                   -------------------------------
                                   Number of Pledged Shares

                                   /s/ Michael Jones
                                   -------------------------------
                                   (Signature)

                                   Michael Jones
                                   -------------------------------
                                   (Name)

                                   2304 Ruhland Ave #A
                                   Redondo Beach CA 90278
                                   -------------------------------
                                   (Address)

                                   Telecopier Number: (310)793-2934

                                   2 MILLION
                                   --------------------------------
                                   Number of Pledged Shares
                       [Signatures continued on next page]

                                   PLEDGEE:

                                   /s/ Corey Morrison
                                   --------------------------------
                                   COREY MORRISON



                                   PLEDGE AGENT:


                                   /s/ Paul G. Goss
                                   --------------------------------
                                   PAUL G. GOSS, ESQ.